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                                                                   EXHIBIT 10.12

                                AGENCY AGREEMENT

Joseph Gunnar & Co., LLC
30 Broad Street
New York, NY 10004

                                                        March 25, 2004

Gentlemen:

      Tarpon Industries, Inc. (formerly known as Wall St. Acquisitions, Inc.), a Michigan corporation (the "Company"), proposes to offer (the "Offering") for sale to "accredited investors", in a private placement, units ("Units"), each Unit consisting (i) $100,000.00 principal amount of 8.0% junior secured promissory notes (the "Notes") and (ii) warrants (the "Warrants") to purchase shares of the Company's common stock, no par value (the "Common Stock") equivalent to, 100% of the investment (150% for persons investing $500,000 or more) divided by 100% of the offering price at which the Company offers its Common Stock to the public. Such offering and sale of Units are referred to herein as the "Offering," A minimum of fifteen (15) Units for a total of $1,500,000("Minimum Offering") and a maximum of twenty (20) Units for a total of $2,000,000 ("Maximum Offering") will be offered. The Minimum Offering will be made on an "all or none" basis and the Maximum Offering will be made on a "best efforts" basis. The Units are being offered in accordance with Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 of Regulation D promulgated thereunder.

      Joseph Gunnar & Co., LLC is sometimes referred to herein as the "Placement Agent." The Private Placement Memorandum and the Exhibits thereto. ("PPM") are collectively referred to herein as the "Offering Documents."

      The Company will prepare and deliver to the Placement Agent a reasonable number of copies of the Offering Documents in form and substance satisfactory to counsel to the Placement Agent.

      Each prospective investor ("Subscriber") subscribing to purchase Units will be required to deliver, among other, things, a Subscription Agreement and an Accredited Investor Questionnaire ("Questionnaire") in the form to be provided to offerees. Capitalized terms used herein, unless otherwise defined or unless the context otherwise indicates, shall have the same meanings provided in the Offering Documents.

      1.    Appointment of Placement Agent.

            (a) Appointment. You are hereby appointed exclusive Placement Agent of the Company (subject to your right to have selected dealers participate in the Offering) during the Offering Period (as hereinafter defined) herein specified for the purposes of assisting the

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Company in finding qualified Subscribers pursuant to the Offering described in the Offering Documents. "The Offering Period" shall mean the period commencing on the date hereof and shall continue until the earlier to occur of (i) the sale of all of the Maximum Offering or (ii) April 26, 2004 but may be extended by you until May 26, 2004. The day that the Offering Period terminates is hereinafter referred to as the "Termination Date." If the Minimum Offering is not sold prior to the Termination Date, the Offering will be terminated and all funds received from Subscribers will be returned, without interest and without any deduction.

            (b) Acceptance. Subject to the performance by the Company of all of its obligations to be performed under this Agreement and to the completeness and accuracy of all representations and warranties of the Company contained in this Agreement and the Offering Documents, Joseph Gunnar & Co., LLC hereby accepts its appointment as exclusive Placement Agent and agrees to use its best efforts to assist the Company in finding accredited investors pursuant to the Offering described in the Offering Documents. It is understood that the Placement Agent has no commitment to sell the Units. The agency hereunder of the Placement Agent is not terminable by the Company except upon termination of the Offering Period.

            (c) Subscriptions. Subscriptions for Units shall be evidenced by the execution by Subscribers of a Subscription Agreement. No Subscription Agreement shall be effective unless and until it is accepted by an authorized officer. Until the Closing, all subscription funds received shall be held in escrow pursuant to the Escrow Agreement. The Placement Agent shall not have any obligation to independently verify the accuracy or completeness of any information contained in any Subscription Agreement or Offeree Questionnaire or the authenticity, sufficiency, or validity of any check delivered by any prospective investor in payment for Units.

            (d) Purchases. The Placement Agent and its affiliates may purchase Units sold in the Offering.

      2. Representations and Warranties of the Company. The Company represents and warrants to the Placement Agent and each Selected Dealer, if any, as follows (for the purposes hereof these representations are also made for each and every subsidiary of the Company):

            (a) Securities Law Compliance. The Offering Documents conform in all material respects with the requirements of Section 4(2) of the Securities Act and Regulation D promulgated thereunder and with the requirements of all other published rules and regulations of the Securities and Exchange Commission (the "Commission") currently in effect relating to "private offerings" to "accredited investors" of the type contemplated by the Company. The Offering Documents will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. If at any time prior to the completion of the Offering or other termination of this Agreements, any event shall occur as a result of which it might become necessary to amend or supplement the Offering Documents so that they do not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, the Company will promptly notify you and will supply you with amendments or supplements correcting such

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statement or omission. The Company will also provide the Placement Agent, for delivery to all offerees and purchasers and their representatives, if any, any information, documents and instruments which the Placement Agent deems reasonably necessary to comply with applicable state and federal law.

            (b) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own and lease its properties, to carry on its business as currently conducted and as proposed to be conducted, to execute and deliver this Agreement and to carry out the transactions contemplated by this Agreement, as appropriate, and is duly licensed or qualified to do business as a foreign corporation in each other jurisdiction in which the conduct of its business or ownership or leasing of its properties requires it to be so qualified, except where the failure to be so licensed or qualified would not, in the aggregate, have a material adverse effect on the business or financial condition of the Company (a "Material Adverse Effect").

            (c) Capitalization. The authorized, issued and outstanding capital stock of the Company prior to and upon the consummation of the transactions contemplated hereby is as set forth in the PPM. All issued and outstanding shares of the Company are validly issued, fully paid and nonassessable and such shares have not been issued in violation of the preemptive rights of any stockholder of the Company. All prior sales of securities of the Company were either registered under the Securities Act and applicable state securities laws or exempt from such registration, and no security holder has any rescission rights with respect thereto.

            (d) Warrants, Preemptive Rights, Etc. Except as set forth in or contemplated by the PPM, there are not, nor will there be immediately after the Closing (as hereinafter defined), any outstanding warrants, options, agreements, convertible securities, preemptive rights to subscribe for or other commitments pursuant to which the Company is, or may become, obligated to issue any shares of its capital stock or other securities of the Company and this Offering will not cause any anti-dilution adjustments to such securities or commitments except as reflected in the PPM.

            (e) Subsidiaries and Investments. The Company has no subsidiaries and the Company does not own, directly or indirectly, any capital stock or other equity ownership or proprietary interests in any other corporation, association, trust, partnership, joint venture or other entity except as set forth on
Schedule 2(e) annexed hereto.

            (f) Financial Statements. (i) The financial information regarding the Company and, to the best knowledge of the Company, any proposed acquisition which is contained in the PPM is and will be accurate in all material respects.

            (ii) Promptly after the Initial Closing, (as hereinafter defined) the Company shall use its best efforts to obtain a non-qualified opinion of an auditing form acceptable to the Placement Agent (a "Non-Qualified Opinion") as to its financial statements for its two prior fiscal years. As a condition of the acquisition of any other business, the Company shall similarly

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obtain, prior to the consummation thereof, a Non-Qualified Opinion as to its financial statements for its two prior fiscal years.

            (g) Absence of Changes. To the best of Company's knowledge, since December 31, 2003, except as disclosed in the PPM, the Company or such Subsidiary has not incurred any liabilities or obligations, direct or contingent, not consistent with its past practices, or entered into any transaction not consistent with its past practices, which is material to the business of the Company or such Subsidiary, and, since the date of the PPM, there has not been any change in the capital stock of, or any incurrence of funded debt by, the Company or such Subsidiary, or any issuance of options, warrants or other rights to purchase the capital stock of the Company or such Subsidiary, or any adverse change or any development involving, so far as the Company or such Subsidiary can now reasonably foresee, a prospective adverse change in the condition (financial or otherwise), net worth, results of operations, business, key personnel or properties which would be material to the business or financial condition of the Company or such Subsidiary, and the Company or such Subsidiary has not become a party to, and neither the business nor the property of the Company or such Subsidiary has become the subject of, any material litigation whether or not in the ordinary course of business.

            (h) Title. The Company has good and marketable title to all properties and assets, owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not significant or important in relation to the Company's or such Subsidiary business; all of the material leases and subleases under which the Company or such Subsidiary is the lessor or sublessor of properties or assets or under which the Company or such Subsidiary holds properties or assets as lessee or sublessee are in full force and effect, and the Company or such Subsidiary is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no material claim has been asserted by anyone adverse to rights of the Company or such Subsidiary as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company or such Subsidiary to continued possession of the leased or subleased premises or assets under any such lease or sublease. The Company and such Subsidiary owns or leases, respectively, all such properties as are necessary to its operations as now conducted.

            (i) Proprietary Rights. The Company owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, trade secrets, processes, formulations, technology or know-how actually used in the conduct of its business as described in the PPM and will own or possess such rights with respect to the business to be conducted as contemplated by the PPM (the "Proprietary Rights"). The Company or such Subsidiary has not received any notice of any claims, nor does it have any knowledge of any threatened claims, and knows of no facts which would form the basis of any claim, asserted by any person to the effect that the sale or use of any product or process now used or offered by the Company or such Subsidiary, or proposed to be used or offered by the Company or such Subsidiary infringes on any patents or infringes upon the use of any such Proprietary Rights of another person and, to the best of the Company's or such Subsidiary's knowledge, no others are infringing the Company's or such Subsidiary's Proprietary Rights.

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            (j) Litigation. Except as set forth on Schedule 2(j) hereto, there is no action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any arbitrator, governmental instrumentality or other agency now pending or, to the knowledge of the Company, threatened against the Company, or the senior management thereof. The Company is not subject to any judgment, order, writ, injunction or decree of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign except as set forth on Schedule 2(j).

            (k) Non-Defaults; Non-Contravention. The Company is not in violation of or default under, nor will the execution and delivery of this Agreement or any of the Offering Documents, or consummation of the transactions contemplated herein or therein result in a violation of or constitute a default in the performance or observance of any obligation under (i) its Articles of Incorporation, or its By-laws, or (ii) any indenture, mortgage, contract, material purchase order or other agreement or instrument to which the Company or such Subsidiary is a party or by which it or its property is bound or affected, where such violation or default would have a Material Adverse Effect, or (iii) any material order, writ, injunction or decree of any court of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, where such violation or default would have a Material Adverse Effect, and there exists no condition, event or act which constitutes, nor which after notice, the lapse of time or both, could constitute a default under any of the foregoing, which in either case would, have a Material Adverse Effect.

            (l) Taxes. The Company has filed all Federal, state, local and foreign tax returns, if any, which are required to be filed by it to the relevant agencies and all such returns are true and correct in all material respect. The Company has paid all taxes pursuant to such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. The Company has properly accrued all taxes required to be accrued by generally accepted accounting principals consistently applied. To the best of current management's knowledge, the tax returns, of the Company have never been audited by any state, local or Federal authorities. The Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

            (m) Compliance With Laws; Licenses, Etc. The Company has not received notice of any violation of or noncompliance with any Federal, state, local or foreign, laws, ordinances, regulations and orders applicable to its business which has not been cured, the violation of, or noncompliance with which, would have a Material Adverse Effect. The Company and such Subsidiary has all licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively, "Licenses") required by every Federal, state and local government or regulatory body for the operation of its business as currently conducted and the use of its properties, except where the failure to be licensed would not have a Material Adverse Effect. The Licenses are in full force and effect and to the Company's or such Subsidiary's knowledge no violations currently exist in respect of any License and no proceeding is pending or threatened to revoke or limit any thereof.

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            (n) Authorization of Agreement, Etc. This Agreement has been duly and validly authorized, executed and delivered by the Company and the execution, delivery and performance by the Company of this Agreement and the other agreements included in the Offering Documents, have been duly authorized by all requisite corporate action by the Company and when delivered, constitute or will constitute the legal, valid and binding obligations of the Company or such Subsidiary, enforceable in accordance with their respective terms, subject to applicable laws regarding creditors rights and the availability of equitable remedies.

            (o) Authorization of Notes and Warrants Etc. The issuance, sale and delivery of the Notes and the Warrants (as defined herein) have been duly authorized by all requisite corporate action of the Company. When so issued, sold and delivered, the Notes and the Warrants will be duly executed, issued and delivered and will constitute valid and legal obligations of the Company enforceable in accordance with their respective terms, and will not be subject to preemptive or any other similar rights of the stockholders of the Company or others which rights shall not have been waived prior to the Initial Closing.

            (p) Authorization of Reserved Shares. The issuance, sale and delivery by the Company of the shares of Common Stock issuable upon exercise of the Warrants (the "Reserved Shares") have, been duly authorized by all requisite corporate action of the Company, and the Reserved Shares have been duly reserved for issuance upon exercise of all or any of the Warrants and when so issued, sold, paid for and delivered, the Reserved Shares will be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive or any other similar rights of the stockholders of the Company or others which rights shall not have been waived prior to the Initial Closing.

            (q) Exemption from Registration. Assuming (i) the accuracy of the information provided by the respective Subscribers in the Subscription Documents and (ii) that the Placement Agent has complied in all material respects with the provisions of Regulation D promulgated under the Securities Act, to be complied with by it, the offer and sale of the Units pursuant to the terms of this Agreement are exempt from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder (the "Regulations"). The Company is not disqualified from the exemption under Regulation D by virtue of the disqualifications contained in Rule 505(b)(2)(iii) or Rule 507 promulgated thereunder.

            (r) Registration Rights. Except with respect to holders of the Units, no person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company. The Company shall grant registration rights under the Securities Act to the investors in the Offering and/or their transferees as more fully described in the Subscription Agreement between the Company and the investors.

            (s) Brokers. Neither the Company nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Agreement other than the Placement Agent.

            (t) Title to Units. When certificates representing the securities comprising the

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Units shall have been duly delivered to the purchasers and payment shall have been made therefor, the several purchasers shall have good and marketable title to the Notes and Warrants and/or the Reserved Shares free and clear of all liens, encumbrances and claims whatsoever (with the exception of claims arising through the acts or omissions of the purchasers and except as arising from applicable Federal and state securities laws or pursuant to the Subscription Agreement), and the Company shall have paid all taxes, if any, in respect of the original issuance thereof.

            (u) Right of First Refusal. No person, firm or other business entity is a party to any agreement, contract or understanding, written or oral entitling such party to a right of first refusal with respect to offerings by the Company.

            (v) PPM. The information in the PPM is accurate and complete and contains no material misleading statements.

      3.    Closing; Placement and Fees.

            (a) Closing. Provided the Minimum Offering shall have been subscribed for and funds representing the sale thereof shall have cleared a closing (the "Initial Closing") shall take place at the offices of the Placement Agent, 30 Broad Street, New York, New York within one business day thereafter (which date (the "Initial Closing Date") may be accelerated or adjourned by agreement between the Company and the Placement Agent). At the Initial Closing, payment for the Units issued and sold by the Company shall be made against delivery of the Notes and Warrants comprising such Units. Thereafter, one or more additional Closings may be held during the Offering Period or up to 10 days thereafter for funds received during the Offering Period.

            (b) Conditions to Placement Agent's Obligations. The obligations of the Placement Agent hereunder will be subject to the accuracy in all material respects of the representations and warranties of the Company herein contained as of the date hereof and as of each Closing Date, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (i) Due Qualification or Exemption. (A) The Offering will become qualified or be exempt from qualification under the securities laws of the several states not later than the Closing Date, and (B) at the Closing Date no stop order suspending the sale of the Units shall have been issued, and no proceeding for that purpose shall have been initiated or threatened;

                  (ii) No Material Misstatements. Neither the Blue Sky qualification materials nor the PPM, nor any supplement thereto, will contain an untrue statement of a fact which in the reasonable opinion of the Placement Agent is material, or omits to state a fact, which in the reasonable opinion of the Placement Agent is material and is required to be stated therein, or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

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                  (iii) Compliance with Agreements. The Company will have
complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to each Closing;

                  (iv) Corporate Action. The Company will have taken all necessary corporate action including, without limitation, obtaining the approval of the Company's Board of Directors, for the execution delivery of this Agreement, the performance by the Company of its obligations hereunder and the offering contemplated hereby;

                  (v) Opinion of Counsel. The Placement Agent shall receive the opinion of counsel to the Company, dated the Closing, substantially to the effect that:

                  (A) the Company and each subsidiary is validly existing and in good standing under the laws of its incorporation, has all requisite corporate power and authority necessary to own or hold its properties and conduct its business and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each other jurisdiction in which the ownership or leasing of its properties or conduct of its business requires such qualification, except where the the failure to so qualify or be licensed would not have a material adverse effect;

                  (B) each of this Agreement, the Notes, the Warrants and the other agreements included in the Offering Documents, has been duly and validly authorized, executed and delivered by the Company, and are the valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles;

                  (C) As of the Closing Date, the number of authorized, issued and outstanding capital, stock of the Company (before giving effect to the transactions contemplated by this Agreement) is 1,229,741 shares. The Company has authorized the issuance of (i) warrants to purchase that number of shares of common stock equal to $150,000 divided by the initial public offering price of Common Stock; (ii) an estimated 70,262 shares of Common Stock (assuming a $5.00 initial public offering price) to certain shareholders who were granted a right to receive additional shares of Common Stock if the Company engages in an initial public offering or reverse merger at a per share valuation that is less than 1.35 times the per share purchase price paid by the investors in the Company's Second Prior Financing (as defined in the PPM), and (iii) a stock option plan authorizing the issuance of up to 400,000 shares of Common Stock of which the Company has committed to issue 80,000 shares to Gary D. Lewis, 80,000 shares to Charles A. Vanella and 30,000 shares to Gary Lewis, Jr. To such counsel's actual knowledge and based upon a certificate of an authorized officer of the Company, there are no outstanding warrants, options, agreements, convertible securities, or preemptive rights pursuant to which the Company is, or may become, obligated to issue any shares of its capital stock or other securities of the Company other than as set forth in the PPM and

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      herein. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and to such counsel's actual knowledge have not been issued in violation of the preemptive rights of any securityholder of the Company;

                  (E) assuming (i) the accuracy of the information provided by the Subscribers in the Subscription Agreements and Accredited Investor Questionnaires and (ii) that the Placement Agent has complied with the requirements of section 4(2) of the Securities Act (and the provisions of Regulation D promulgated thereunder), the issuance and sale of the Units in the Offering is exempt from registration under the Securities Act and Regulation D promulgated thereunder;

                  (F) neither the execution and delivery of this Agreement, and the other agreements included in the Offering Documents, nor compliance with the terms hereof or thereof, nor the consummation of the transactions herein or therein contemplated, nor the issuance of the Notes, the Warrants and the Reserved Shares, has, nor will, conflict with, result in a breach of, or constitute a default under the Articles of Incorporation or By-laws of the Company and any subsidiary or any material contract, instrument or document known to such counsel to which the Company or any subsidiary is a party, or by which it or any of its properties is bound or violate any applicable law, rule, regulation, judgment, order or decree known to such counsel of any governmental agency or court having jurisdiction over the Company or any subsidiary or any of its properties or business;

                  (G) counsel will confirm to you based upon a search of relevant court records there are no claims, actions, suits, investigations or proceedings before or by any arbitrator, court, governmental authority or instrumentality pending or, based upon a certificate from the Company's authorized officer, threatened against or affecting the Company or any subsidiary or involving the properties of the Company or any subsidiary except as set forth on Schedule 2(j) to the Agreement.

                  (H) counsel has reviewed the PPM and, without independent investigation by such counsel of the facts set forth therein, and noting that it is special counsel, nothing has come to the attention of such counsel to cause them to have reason to believe that the PPM contains any material misstatement, and that such counsel expresses no opinion as to any financial statements, accompanying notes, other financial information and statistical data, or any forward looking statements contained in the PPM.

                   (I) The stock purchase agreement between the Company and Charles Vanella and the redemption agreement between EWCO and Charles Vanella, have been consummated and the Company owns all of the outstanding capital stock of Eugene Welding Company.

In lieu of giving the above opinions as to any non-United States subsidiary of the Company, and as to the matters in (I), the Company can provide an opinion of other counsel reasonably satisfactory to the Placement Agent and its counsel.

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                  (vi) Officers' Certificate. The Placement Agent shall receive a certificate of the Company, signed by the Chief Executive Officer and Chief Financial Officer thereof, that the representations and warranties contained in
Section 2 hereof are true and accurate in all material respects at the Closing with the same effect as though expressly made at such Closing.

                  (vii) Fund Escrow Agreement. Within three (3) days from the date hereof, the Placement Agent shall receive a copy of a duly executed escrow agreement in the form previously delivered to you regarding the deposit of funds pending the closing(s) of the respective Placements with a bank or trust company acceptable to the Placement Agent (the "Fund Escrow Agreement").

                  (viii) Outstanding Debt. On or prior to any Closing, the Company and any Subsidiary will have no outstanding indebtedness, other than trade payables in the ordinary course and bank debt existing on the date hereof and disclosed in its Financial Statements, any other debt disclosed in the PPM which has been approved by the Placement Agent, and any debt arising from Units theretofore sold.

                  (ix) No Adverse Changes. There shall not have occurred, at any time prior to the Closing: (i) any domestic or international event, act or occurrence which has materially disrupted, or in the Placement Agent's opinion will in the immediate future materially disrupt, the securities markets; (ii) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market; (iii) any outbreak of major hostilities or other national or international calamity; (iv) any banking moratorium declared by a state or federal authority; (v) any moratorium declared in foreign exchange trading by major international banks or other persons; (vi) any material interruption in the mail service or other means of communication within the United States; (vii) any material adverse change in the business, properties, assets, results of operations, or financial condition of the Company or any Subsidiary or acquisition identified in the PPM; or (viii) any change in the market for securities in general or in political, financial, or economic conditions which, in the Placement Agent's reasonable judgment, makes it inadvisable to proceed with the offering, sale, and delivery of the Units.

                  (x) EWCO/Steelbank. There shall have been the consummation of the acquisition by the Company of Eugene Welding Company on terms reasonably acceptable to the Placement Agent, and a definitive agreement for the acquisition of Steelbank, Inc.

                  (xi) Haines/Other. There shall be a definitive agreement for the acquisition of the Haines facility of Bolton on terms reasonably acceptable to the Placement Agent, or a substitute acquisition reasonably acceptable to the Placement Agent, in either case by May 15, 2004, the consummation of which shall occur before the contemplated Public Offering; and such acquiree shall have provided an Unqualified Opinion for its financial statements for its two most recent fiscal years, which will be available for inclusion in the registration statement for the Public Offering.

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                  (xii) Employment Agreements. Employment agreements with key management reasonably acceptable to the Placement Agent shall have been executed and delivered.

                  (xiii) Board of Directors. A Board of Directors composition reasonably acceptable to the Placement Agent shall be in place.

                  (xiv) Consulting Agreement. A consulting agreement acceptable to the Placement Agent shall have been entered into between the Company and Bainbridge Advisors, LLC relating to mergers, acquisitions and integration of operations.

                  (xv) Lenders. There shall be an agreement with the Eugene Welding Company lenders acceptable to the Placement Agent, and which will permit all of the transactions contemplated hereby.

                  (xvi) Name. A name for the Company which is reasonably acceptable to the Placement Agent shall have been adopted by the Company.

                  (xvii) Ladenburg Thalmann. A general release of the Company by Ladenburg Thalmann shall have been delivered to the Placement Agent.

                  (xviii) Due Diligence. There shall be satisfaction by the Placement Agent, in its sole discretion, with its ongoing due diligence of the Company and any subsidiaries.

                  (xix) Observer. The appointment of an observer designated by the Placement Agent, to the Board of Directors of the Company and any Subsidiary shall have been adopted.

                  (xx) Projection. An eight quarter projection of operations, financial position and cash flow of the Company and any Subsidiary or acquisition then contemplated, as approved by the Board of Directors and executive officers of the Company, shall have been delivered to the Placement Agent.

                  (xxi) Public Offering. There shall be approval by the Board of Directors of the Company of the contemplated Public Offering on the terms outlined on Schedule 3(t) annexed hereto and a resolution that if the Public Offering is not pursued in good faith, the Company shall pay the sum of $200,000 to the Placement Agent as liquidated damages for its failure to do so.

                  (xxii) Investment Banking Agreement. The Company shall have entered into an investment banking agreement with the Placement Agent in the form of Exhibit A hereto.

            (c) Blue Sky. Counsel to the Placement Agent will prepare and file the necessary documents so that offers and sales of the securities to be offered in the Offering may be made in certain jurisdictions. It is understood that such filings may be based on or rely upon (i) the representations of each Subscriber set forth in the Subscription Agreement delivered by such Subscriber, (ii) the representations, warranties and agreements of the Company set forth in Section 2 of this Agreement, (iii) the representations and warranties of the Placement Agent, and
(iv) the representations of the Company set forth in the certificate to be delivered at each closing pursuant to paragraph (vi) of Section 3(b).

            (d) Placement Fee and Expenses. Simultaneously with payment for and delivery of the Units at the Closing as provided in paragraph 3(a) above, the Company shall at such Closing pay to the Placement Agent (i) a commission equal to seven percent (7%) of the aggregate purchase price of the Units sold; (ii) an investment banking fee equal to three percent (3%) of the aggregate purchase price of the Units sold; (iii) reimbursement of out-of-pocket expenses; and
(iv) reimbursement of fees and disbursements of counsel to the Placement Agent as per a retainer agreement to which the Company is a party. The Company shall also pay all expenses in connection with the qualification of the Units under the securities or Blue Sky laws of the states which the Placement Agent shall designate, including reasonable legal fees and filing fees.

            (e) Non-Accountable Payment. The Company shall pay the Placement Agent $50,000 prior to the execution of this Agreement as a non-accountable, non-refundable retainer. $25,000 to be applied to the proposed initial public offering activities of the Placement Agent.

            (f) Warrants. At the time of each Closing, the Company shall issue and deliver five (5) year common cashless exercise stock purchase warrants to the Placement Agent for the purchase of such number of shares of its common stock as is equal to five percent (5%) of the number of dollars in the aggregate purchase price of the Units sold at such Closing (eg: if $2,000,000 of Units are sold, the Placement Agent's warrant would cover 100,000 shares) and which shall have an initial exercise price of 125% of the offering price of the Company's common stock in a public offering (the "Public Offering") contemplated by the parties.

            (g) Bring Down Opinions and Certificates. If there is more than one Closing, then at each Closing there shall be delivered to the Placement Agent updated opinions and certificates as described in Section 3(b) (v) and (vi).

      4.    Covenants of the Company.

            (a) Increase of Offering. The Company agrees to increase the Maximum Offering beyond $2,000,000 in the event that one or more acquisition opportunities are presented prior to the Initial Closing which are reasonably acceptable to the Company and the Placement Agent and which require such funding increase.

            (b) Use of Proceeds. The net proceeds of the Offering will be used by the Company as set forth in the PPM. The Company shall not use any of the proceeds from the Offering to repay any indebtedness of the Company (other than trade payables in the ordinary course), including but not limited to indebtedness to any current executive officers, directors or principal stockholders of the Company except as set forth in the PPM.

            (c) Expenses of Offering. The Company shall be responsible for, and shall bear all expenses directly incurred in connection with the Offering or by reimbursement of the Placement Agent including, but not limited to, (i) legal fees of the Placement Agent's counsel and (ii) blue sky filing fees and the fees and disbursements of Placement Agent's counsel in connection with blue sky matters (exposure for (i) and (ii) fees not to exceed $35,000), and
(iii) the cost of the Placement Agent's printing, mailing, telephone, telegraph, travel, due diligence meetings, or other similar expenses, as set forth herein, subject to a $25,000 credit for a portion of the retainer received by the Placement Agent.

            (d) Termination. If the Company decides not to proceed with the Offering for any reason, other than a material breach by the Placement Agent hereunder, or, if the Placement Agent decides not to proceed with the Offering because of a material breach by the Company of its representations, warranties, or covenants in this Agreement or as a result of material adverse changes in the affairs of the Company, the Company will be obligated to pay the Placement Agent liquidated damages of $50,000 if termination occurs before printing of the PPM and $100,000 thereafter, and to reimburse the Placement Agent for its expenses hereunder. The Placement Agent shall have no liability to the Company for any reason should the Placement Agent choose not to proceed with the Offering contemplated hereby.

            (e) Notification. The Company shall notify the Placement Agent immediately, and in writing, (A) when any event shall have occurred during the period commencing on the date hereof and ending on the later of the last Closing or the Termination Date as a result of which the PPM would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
(B) of the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification or registration of the Units, or of any exemption from such registration or qualification, in any jurisdiction. The Company will use its best efforts to prevent the issuance of any such modification, rescission, withdrawal or suspension and, if any such modification, rescission, withdrawal or suspension is issued and you so request, to obtain the lifting thereof as promptly as possible.

            (f) Blue Sky. The Company will use its best efforts to qualify or register the Units for offering and sale under, or establish an exemption from such qualification or registration under, the securities or "blue sky" laws of such jurisdictions as the Placement Agent may reasonably request; provided however, that the Company will not be obligated to qualify as a dealer in securities in any jurisdiction in which it is not so qualified. The Company will not consummate any sale of Units in any jurisdiction in which it is not so qualified or in any manner in which such sale may not be lawfully made.

            (g) Form D Filing. The Company shall file five copies of a Notice of Sales of Securities on Form D with the Securities and Exchange Commission (the "Commission") no later than 15 days after the first sale of the Units. The Company shall file promptly such amendments to such Notices on Form D as shall become necessary and shall also comply with any filing requirement imposed by the laws of any state or jurisdiction in which offers and sales are made. The Company shall furnish the Placement Agent with copies of all such filings.

            (h) Investor Relations. The Company shall not, during the period commencing on the date hereof and ending on the later of the last Closing and the Termination Date, issue any press release or other communication, or hold any press conference with respect to the Company, its financial condition, results of operations, business, properties, assets, or liabilities, or the Offering, without the prior consent of the Placement Agent, which consent shall not be unreasonably withheld.

            (i) Quarterly Financial Statement. Within 30 days after the end of each fiscal quarter, the Company shall provide the Placement Agent with consolidated and consolidating financial statements of the Company and its subsidiaries, including a balance sheet, statement of operations, statement of cash flow and applicable notes, certified by an officer of the Company.

            (j) Public Relations Advisor. Not later than May 30, 2004, the Company shall appoint and thereafter maintain a recognized, third party, financial public relations advisor reasonably acceptable to the placement Agent.

            (k) Investor Warrant Exercise Period. The Company shall modify the investor warrants, at the direction of the Placement Agent, to extend the 90 day period before exercise to up to 180 days.

      5.    Indemnification.

            (a) The Company agrees to indemnify and hold harmless the Placement Agent and each Selected Dealer, if any, and their respective shareholders, members, directors, officers, agents and controlling persons (an"Indemnified Party") against any and all loss, liability, claim, damage and expense whatsoever (and all actions in respect thereof), and to reimburse the Placement Agent for reasonable legal fees and related expenses as incurred (including, but not limited to the costs of investigating, preparing or defending any such action or claim whether or not in connection with litigation in which the Placement Agent is a party and the costs of giving testimony or furnishing documents in response to a subpoena or otherwise), arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or any breach of the representations, warranties or covenants of the Company set forth herein.

            (b) Promptly after receipt by an Indemnified Party under this Section of notice of any claim or the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against the Company under this Section, notify in writing the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to the Indemnified Party otherwise than under this Section except to the extent the defense of the claim is prejudiced. In case any such action is brought against an Indemnified Party, and it notifies the Company of the commencement thereof, the Company will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Company to the Indemnified Party of its election so to assume the defense thereof, the Company will not be liable to the Indemnified Party under this Section for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation (provided the Company has been advised in writing that such investigation is being undertaken). The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Company if the Company has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Party; provided that the fees and expenses of such counsel shall be at the expense of the Company if (i) the employment of such counsel has been specifically authorized in writing by the Company or (ii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party or Parties and the Company and, in the reasonable judgment of counsel for the Indemnified Party, it is advisable for the Indemnified Party or Parties to be represented by separate counsel due to an actual or potential conflict of interest (in which case the Company shall not have the right to assume the defense of such action on behalf of the an Indemnified Party or Parties), it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all the Indemnified Parties. No settlement of, any action against an Indemnified Party shall be made unless such an Indemnified Party is fully and completely released in connection therewith.

      6.    Contribution.

            To provide for just and equitable contribution, if (i) an Indemnified Party makes a claim for indemnification pursuant to Section 5 but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Securities

Exchange Act of 1934 (the "Exchange Act"), or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee or agent for the Company, or any controlling person of the Company), on the one hand, and the Placement Agent and any Selected Dealers (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent and the Selected Dealers, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Placement Agent and the Selected Dealers in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. In no case shall the Placement Agent or a Selected Dealer be responsible for a portion of the contribution obligation in excess of the compensation received by it pursuant to Section 3 hereof or the Selected Dealer Agreement, as the case may be. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls the Placement Agent or a Selected Dealer within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, stockholder, employee and agent of the Placement Agent or a Selected Dealer, shall have the same rights to contribution as the Placement Agent or the Selected Dealer, and each person, if any who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, employee and agent of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 6. Anything in this Section 6 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent, not to be unreasonable withheld or delayed.

      7.    Miscellaneous.

            (a) Survival. The indemnification provided in Section 5 hereof and the contribution provided in Section 6 hereof shall survive any termination and shall survive the Closing, for a period of five years. The representations, warranties, indemnities, agreements, covenants and other statements of the Company as of the date hereof shall survive execution of this Agreement and delivery of the Units and the termination of this Agreement for a period of two
(2) years after such respective event.

            (b) No Other Beneficiaries. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and no other person, firm or corporation shall have any third-party beneficiary or other rights hereunder.

            (c) Governing Law; Resolution of Disputes. This Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to conflict of law provisions. The Placement Agent and the Company will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. Should such attempts fail, then the dispute will be mediated by a mutually acceptable mediator to be chosen by the Placement Agent and the Company within 15 days after written notice from either party demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, and the parties will share the costs of the mediation equally. Any dispute which the parties cannot resolve through negotiation or mediation within 60 days of the date of the initial demand for it by one of the parties may then be submitted to the courts for resolution. Exclusive jurisdiction shall be in the state and Federal courts sitting in the State of New York, County of New York. The use of mediation will not be construed under the doctrine of latches, waiver or estoppel to affect adversely the rights of either party. Nothing in this paragraph will prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court is necessary to prevent serious and irreparable injury.

            (d) Counterparts. This Agreement may be signed in counterparts with the same effect as if both parties had signed one and the same instrument.

            (e) Notices. Any communications specifically required hereunder to be in writing, if sent to the Placement Agent, will be sent by overnight courier to it at Joseph Gunnar & Co., LLC, 30 Broad Street, New York, New York 10004,
Att: Stephan A. Stein, with a copy to Ruskin Moscou Faltischek, P.C., 190 EAB Plaza, East Tower, 15th Floor, Uniondale, New York, New York 11556, Att: Stuart Sieger and if sent to the Company, will be sent by overnight courier to 2420 Wills Street, Marysville, MI 48040, with a copy to the Raymond & Prokop, P.C., 26300 Northwestern Hwy., 4th Floor, P.O. Box 5058, Southfield, MI 48086-5058,
Att: Linda Paullin-Hebden.

            (f) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the matters herein referred and supersedes all prior agreements and understandings, written and oral, between the parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver or termination is sought.

      If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

                                              Very truly yours,

                                              Tarpon Industries, Inc.

                                              By: /s/ Gary Lewis
                                                  ------------------------------
                                                  Name: Gary Lewis
                                                  Title: Chief Executive Officer

Agreed:

JOSEPH GUNNAR & CO., LLC

By: /s/ Stephan A. Stein
    ----------------------
    Name:  Stephan A. Stein
    Title: Member

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